UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 14, 2011
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-15611	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.         Entry into a Material Definitive Agreement.

On October 14, 2011, iParty Corp. (the “Company”) and its wholly-owned subsidiary, iParty Retail Stores Corp., as borrowers (together the “Borrowers”) entered into that certain First Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Facility”) by and among the Borrowers and Wells Fargo Bank, National Association, as administrative agent and collateral agent (“Wells Fargo”) dated July 1, 2009.

The Amendment continues the Credit Facility in the amount of up to $12,500,000 and extends the current maturity date of the Credit Facility for an additional five years from the date of signing to October 14, 2016.  Prior to the Amendment, the Credit Facility was set to expire in July 2012.  The Credit Facility also allows the Borrowers to increase the revolving line of credit up to a maximum level of $15,000,000.  The amount of borrowing that is available from time to time under the Credit Facility is determined as a percentage of the value of eligible inventory plus a percentage of the value of eligible credit card receivables, as reduced by certain reserve amounts that may be required by Wells Fargo.

The Amendment also includes a number of improved terms to the Credit Facility, including:

•	Advances under the Credit Facility will carry interest of 0.25% over Bank Prime Rate or 2.00% over LIBOR, at iParty’s option, compared to margins of up to 3.5% under the prior Credit Facility.
•	Higher advance rates on eligible inventory during part of the Company’s fiscal year.
•	Reduced reserves against eligible inventory, increasing the Company’s borrowing base.
•	Increased ability to secure equipment financing through leasing or purchase money loans.
•	Potential for reduced administrative expense based on level of outstanding loans.
•	No prepayment penalty through the term of the Credit Facility.

The Credit Facility also continues to provide for letters of credit and includes an unused line fee on the unused portion of the revolving credit line, which has been reduced under the Amendment.  The Company’s obligations under the Credit Facility, as amended, continues to be secured by a lien on substantially all of the personal property the Company and its wholly owned subsidiary.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.         Results of Operations and Financial Condition.

On October 19, 2011, iParty Corp. issued a press release announcing its results of operations for the third fiscal quarter of 2011 ended September 24, 2011.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in respect of the Amendment, and Exhibit 10.1 in respect thereof, are hereby incorporated by reference into this Item 2.03.

Item 9.01.         Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Exhibit
10.1	First Amendment dated October 14, 2011 to Second Amended and Restated Credit Agreement among iParty Corp. and iParty Retail Stores Corp., as borrowers, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.
99.1	Press Release dated October 19, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

		By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer

Dated:	October 19, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1

First Amendment dated October 14, 2011 to Second Amended and Restated Credit Agreement among iParty Corp. and iParty Retail Stores Corp., as borrowers, and Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent.

99.1	Press Release dated October 19, 2011.